Proxy/Voting Instruction Card
WINN-DIXIE STORES, INC.

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on October 5, 1994.

The undersigned hereby appoints A. DANO DAVIS, ROBERT D. DAVIS and T. WAYNE DAVIS, or any of them, as proxies with full power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, at the Annual Meeting of Shareholders of the Company on October 5, 1994, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the other side of this card.

If no directions are given, the proxies will vote for (1) the election of all nominess listed below, (2) the Directors' proposals 2, 3 and 4 listed on the other side of the card, and (3) at their discretion, on any other matters that may properly come before the meeting. The undersigned hereby revokes any proxy heretofore given to any person or persons whomsoever (other than the proxies named above) to vote such Common Stock and ratifies and confirms all that said proxies may or shall do by virtue hereof.

Nominees for election as Class II Directors are: Robert D. Davis, James Kufledt, Charles H. McKellar and David F. Miller. Nominee for election as Class III Director is: Julia B. North.

Your vote is important! Please sign and date on the reverse and return promptly in the enclosed postage-paid envelope or otherwise to Wayne E. Ripley, Jr., Secretary, P.O. Box B, Jacksonville FL 32203, so that your shares can be represented at the meeting.

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Please mark Votes    _____
as in this example: (box with X)

This Proxy will be voted as directed. If no direction is made, it will be voted "FOR" all proposals set forth below. The Board of Directors recommends a vote "FOR" the following proposals.

_____________________________________________________________________________
Directors recommend a vote "FOR"

1. ELECTION OF DIRECTORS

   _____ FOR all nominees listed below   _____ WITHHOLD AUTHORITY to vote
         (except as marked to the              for all nominees listed
   _____ contrary)                       _____ below

   Class II  (1997)  Robert D. Davis   James Kufeldt   Charles H. Mckellar
                     David F. Miller
   Class III (1996)  Julia B. North

(INSTRUCTION: To withhold authority to vote for any individual nominee strike out that nominee's name on the list above.)

_________________________________________
Directors recommend a vote "FOR"
                      For  Against  Abstain
2. Ratification of
   Amendment of
   Key Employee
   Stock Option
   Plan.             _____  ______   _____

3. Increase
   authorized shares
   of Common Stock
   to 200,000,000.   _____  ______   _____

4. Ratification of
   KPMG Peat
   Marwick LLP
   as auditors.      _____  ______   _____

Account No.


Sign her as      X_________________________________ Date ___________, 1994
name(s) appears
above            X________________________________________________________
                 NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as a fiduciary or for an estate, trust, corporation or partnership, your title or capacity should be stated
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